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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  November 10, 1998

                            MORROW SNOWBOARDS, INC.
            (Exact name of registrant as specified in its charter)


           Oregon                        0-27002               93-1011046
(State or other jurisdiction of        (Commission            (IRS Employer
 incorporation or organization)        File Number)       Identification Number)


                            2600 Pringle Road, S.E.
                                Salem, OR 97302
                   (Address of principal executive offices)

                                (503) 375-9300
              Registrant's telephone number, including area code

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Item 5.  Other Events.

     On November 10, 1998, Ameri-Tool Industries, Inc. ("Ameri-Tool") filed suit against Morrow Snowboards, Inc. ("Morrow") in Marion County, Oregon Circuit Court (Case No. 98C19786). Ameri-Tool is seeking payment for molded plastic products and related goods furnished to Morrow in the amount of $169,405.10, together with interest. Morrow believes that Morrow and Ameri-Tool, subsequent to their initial agreement for the sale of such goods, entered into a revised payment arrangement with regard to such products, in addition to other agreements regarding the delivery by Ameri-Tool of additional products and tooling. Morrow intends to try to negotiate a new agreement with Ameri-Tool for payment of amounts owing and delivery of additional product and tooling. If such negotiations are unsuccessful, Morrow intends to defend against the claim and seek to enforce the revised agreement. In addition, Morrow may file a counterclaim to seek any damages incurred by Morrow due to Ameri-Tool's failure to deliver the products and tooling in accordance with the revised agreement.

                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on November 24, 1998.

                         MORROW SNOWBOARDS, INC.


                         By:    /s/ P. Blair Mullin
                                -------------------
                         P. Blair Mullin
                         President and Chief Financial Officer
                         (Principal Executive, Financial and Accounting Officer)

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